                                                                    EXHIBIT 10.1

================================================================================



                          STAND-BY PURCHASE AGREEMENT

                                    BETWEEN

                           RAMIUS CAPITAL GROUP, LLC

                                      AND

                           ONYX SOFTWARE CORPORATION


                                JANUARY 4, 2001



================================================================================

                 PROVISIONAL PATENT APPLICATION HAS BEEN FILED

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                                Page
                                                                                                                                ----
I.     DEFINITIONS ..............................................................................................................  1

II.    PURCHASE AND SALE OF COMMON STOCK ........................................................................................  2
       2.1 Investments ..........................................................................................................  2
       2.2 Limitations on Investment Amount .....................................................................................  2
       2.3 Closings and Settlements .............................................................................................  2
       2.4 Termination, Suspension and Modification of Investment Obligation ....................................................  3

III.   CONDITIONS PRECEDENT......................................................................................................  3
       3.1 Conditions Precedent to the Obligation of the Investor to Purchase Common Stock Pursuant to a Capital Demand Notice ..  3
       3.2 Occurrence of Material Events ........................................................................................  4
       3.3 Due Diligence Review .................................................................................................  4

IV.    REPRESENTATIONS AND WARRANTIES OF INVESTOR ...............................................................................  4
       4.1 Authorization; Enforcement ...........................................................................................  4
       4.2 Not an Affiliate .....................................................................................................  5
       4.3 Organization and Standing ............................................................................................  5
       4.4 Absence of Conflicts .................................................................................................  5

V.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............................................................................  5
       5.1 Representations and Warranties Incorporated By Reference .............................................................  5

VI.    COVENANTS ................................................................................................................  5
       6.1 Covenants Incorporated By Reference ..................................................................................  5
       6.2 Short Selling ........................................................................................................  5

VII.   ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, TERMINATION .....................................................................  5
       7.1 Successors and Assigns ...............................................................................................  5
       7.2 Entire Agreement; Amendment ..........................................................................................  6
       7.3 Publicity ............................................................................................................  6
       7.4 Termination ..........................................................................................................  6

VIII.  NOTICES; COSTS AND EXPENSES ..............................................................................................  8
       8.1 Notices ..............................................................................................................  8
       8.2 Costs and Expenses ...................................................................................................  9

IX.    INDEMNIFICATION AND CONTRIBUTION .........................................................................................  9
       9.1 Indemnification ......................................................................................................  9
       9.2 Contribution ......................................................................................................... 11

X.     GOVERNING LAW; MISCELLANEOUS ............................................................................................. 11
       10.1 Governing Law ....................................................................................................... 11
       10.2 Counterparts ........................................................................................................ 12
       10.3 Headings............................................................................................................  12
       10.4 Severability........................................................................................................  12
       10.5 Survival............................................................................................................  12
       10.6 No Third Party Beneficiaries........................................................................................  12
       10.7 Further Assurances..................................................................................................  12
       10.8 Construction........................................................................................................  12
       10.9 Equitable Relief....................................................................................................  12
       10.10 Consent to Jurisdiction............................................................................................  13

                               CROSS REFERENCES
                               ----------------

Defined Term
------------

"Agreement"                                                   Preamble
"Blocking Event"                                              Section 2.4
"Buy-In Actual Damages"                                       Section 2.3
"Claims"                                                      Section 9.1(a)
"Closing Date"                                                Section 1
"Common Stock"                                                Recitals
"Company"                                                     Preamble
"Condition Precedent Date"                                    Section 3.1
"DTC"                                                         Section 2.3(a)
"Indemnified Damages"                                         Section 9.1(a)
"Indemnified Party"                                           Section 9.1(b)
"Indemnified Person"                                          Section 9.1(a)
"Investor"                                                    Preamble
"Notice of Blocking Period"                                   Section 3.2
"Notification Date"                                           Section 1
"Permitted Transferee"                                        Section 7.1
"Purchase Price"                                              Section 1
"Registrable Securities"                                      Section 1
"Registration Statement"                                      Section 2.4(a)(i)
"SEC"                                                         Section 2.4
"Settlement"                                                  Section 2.3(a)
"Settlement Date"                                             Section 1
"Underwriter"                                                 Recitals
"Underwriting Agreement"                                      Recitals
"Violations"                                                  Section 9.1(a)

                          STAND-BY PURCHASE AGREEMENT
                          ---------------------------

          STAND-BY PURCHASE AGREEMENT dated as of January 4, 2001 (the "Agreement"), between Ramius Capital Group, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Investor"), and Onyx Software Corporation, a corporation organized and existing under the laws of the State of Washington (the "Company").

                             W I T N E S S E T H :

          WHEREAS, pursuant to the Common Stock Underwriting Agreement between Ramius Securities, LLC (the "Underwriter") and the Company dated as of the date hereof (the "Underwriting Agreement"), the Underwriter agreed to sell, as the Company's agent, on a best efforts basis, up to $30 million of the Company's Common Stock, $.01 par value per share (the "Common Stock");

          WHEREAS, upon the terms and subject to the conditions of this Agreement, should the Underwriter fail to fulfill its Selling Period Obligation then the Investor shall be obligated to purchase the number of shares of the Company's Common Stock necessary to fulfill the Underwriter's Selling Period Obligation;

          WHEREAS, terms used in this Agreement without being specifically defined herein shall have the meanings set forth in the Underwriting Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

I.  DEFINITIONS.

          Capitalized terms not defined herein shall have the same meaning ascribed to them in the Underwriting Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "Closing Date" shall mean, with respect to the purchase and sale of Common Stock subject to the conditions contained herein, the First Trading Day following the expiration of the Selling Period if the Underwriter fails to fulfill its Selling Period Obligation for such Selling Period.

          "Purchase Price" shall mean 96.5% of the VWAP for the first Trading Day following the expiration of the Selling Period; provided, that if the VWAP for such Trading Day is at or below the Floor Price, the VWAP for such day shall be deemed to be the Floor Price.

          "Registrable Securities" shall mean any shares of Common Stock issued or issuable to the Investor or any holder or transferee pursuant to this Agreement and any shares of Capital Stock issued or issuable with respect to the foregoing as a result of any stock split, stock dividend, recapitalization, exchange or similar event.

          "Registration Statement" shall mean a registration statement of the Company, as amended or supplemented from time to time, relating to (i) Common Stock issuable pursuant to the Underwriting Agreement (including shares of Common Stock issuable in connection with the exercise of the Purchase Option) and (ii) Common Stock issuable pursuant to this Agreement.

          "Settlement Date" shall mean, with respect to the purchase and sale of Common Stock, subject to the conditions contained herein, the Trading Day no later than three days (or such lesser time period as is mandated under "regular ways" settlement on the Principal Market) following the Closing Date.

II.  PURCHASE AND SALE OF COMMON STOCK.
     ---------------------------------

          2.1 Investments. If pursuant to the terms and conditions of the Underwriting Agreement, the Company delivers a Capital Demand Notice to the Underwriter and the Underwriter fails to fulfill its Selling Period Obligation, then the Investor, subject to the terms and conditions of this Agreement, shall be obligated to purchase from the Company the number of shares of Common Stock necessary to fulfill the Underwriter's Selling Period Obligation.

          2.2  Limitations on Investment Amount.

          (a) Selling Period Obligation. The Investor's obligation to purchase shares of the Company's Common Stock shall be null and void if (i) a Blocking Event occurs (as provided in Section 2.4); or (ii) the remaining Selling Period Obligation multiplied by the Purchase Price is less than $100,000. The Investor may waive, in its sole discretion, in whole or in part, the limitations on the Investor's obligations to purchase shares of Common Stock contained in this
Section 2.2(a).

          (b) 4.9% Limit. Notwithstanding anything herein to the contrary, the Investor shall not be required nor allowed to purchase, and the Company shall not issue, shares of Common Stock pursuant to this Agreement on the Closing Date to the extent such purchase, when aggregated with all other shares of Common Stock then beneficially owned by the Investor, would result in the Investor or any Affiliate of the Investor beneficially owning more than 4.9% of all the issued and outstanding Common Stock of the Company on such Closing Date. For purposes of this Agreement, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

          2.3  Closings and Settlements.

          (a) Deliveries. On the Settlement Date (i) the Company shall credit such aggregate number of shares of Common Stock that the Investor had purchased on the Closing Date to the Investor's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit and Withdrawal At Custodian system or deliver such shares by such other means as may be mutually agreed by the parties; and (ii) if such shares are so received no later than 1:00 p.m. Eastern time, the Investor shall deliver to the Company's brokerage account at the Underwriter, (or if later than 1:00 p.m. Eastern time, in funds available the next Trading Day) on or prior to the Settlement Date, a dollar amount equal to (A) the number of shares so received multiplied by (B) the Purchase Price. In addition, prior to the Closing Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

          (b) Company's Failure to Deliver Shares. If the Company shall fail to deliver the shares of Common Stock to the Underwriter by the Settlement Date, the Underwriter shall send a written notice to the Company advising the Company that such shares have not been received. If, after such notice, the Company shall fail to issue the shares of Common Stock by the fifth Business Day after the Settlement Date for such shares, the Company shall pay damages to the Investor equal to any actual damages incurred by the Investor because of the Company's failure to deliver such required shares, including damages resulting from the Investor's need, as determined by the Investor in its sole discretion,
(A) to "unwind" any and all sales of the Company's Common Stock made by the Investor and to reimburse any and all purchasers for their completed purchases of the Company's Common Stock and (B) to "buy in" shares of Common Stock to the extent necessary to satisfy its securities delivery requirements. Moreover, if the shares have not been delivered by such date, the Investor will not be obligated to pay the Company (unless the Company has already paid the Investor's actual damages, if any, incurred during such Selling Period) for any shares purchased by the Investor or that the Investor agreed to purchase or was obligated to purchase during the remainder of the Selling Period. In addition, if the shares have not been delivered by the Company by the fifth Business Day after the Settlement Date, at the Investor's sole option, it may terminate this Agreement.

          2.4  Termination, Suspension and Modification of Investment
Obligation.

          (a) Blocking Events. The Investor shall not be obligated to purchase any shares of Common Stock from the Company when there shall exist any one or more of the following:

               (i) the withdrawal or suspension of the effectiveness of a registration statement (the "Registration Statement") for the registration of not less than the number of shares of Common Stock equal to Maximum Draw Down Amount divided by the Floor Price, which Registration Statement shall have been declared effective by the Securities and Exchange Commission (the "SEC");

               (ii) the failure of the Common Stock issuable hereunder to be validly listed on the Principal Market;

               (iii)  the Company's failure to satisfy the requirements of
Section 3.1 or 3.3;

               (iv) any failure or interruption in the compliance by the Company with any of the covenants provided in Article VI;

               (v) any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity; or

               (vi) receipt or Deemed Receipt (as provided in Section 3.2) by the Investor of a Notice of Blocking Period (each of (i), (ii), (iii), (iv), (v) or (vi), a "Blocking Event").

          (b) The Company shall be obligated to notify the Investor in writing using the form attached hereto as Exhibit 3.2 immediately upon the occurrence of a Blocking Event. The Investor shall be entitled, in its sole discretion, to waive any Blocking Event in writing.

III.  CONDITIONS PRECEDENT.

          3.1 Conditions Precedent to the Obligation of the Investor to Purchase Common Stock Pursuant to a Capital Demand Notice. The obligation of the Investor to purchase Common Stock and to acquire and pay for Common Stock on the Closing Date is subject to the satisfaction on the Closing Date (the "Condition Precedent Date") of the conditions precedent set forth in Section 3.1 of the Underwriting Agreement (other than the conditions set forth in Subsections 3.1(l) and 3.1(n)), which conditions are incorporated by reference herein as if fully set forth in this Agreement as of the date hereof and which cannot be waived without the prior written consent of the Investor; provided, that (i) if any terms are defined in both the Underwriting Agreement and this Agreement, the defined terms in this Agreement shall govern, (ii) any reference to Common Stock to be issued pursuant to the Underwriting Agreement shall hereby refer to Common Stock issuable pursuant to this Agreement, (iii) any reference to the Underwriter shall hereby refer to the Investor, unless the context dictates otherwise and (iv) any reference to the Underwriting Agreement shall hereby refer to this Agreement, unless the context dictates otherwise.

          3.2 Occurrence of Material Events. If the Company's management determines in its good faith judgment (i) that it is required or advisable to do so or (ii) that any fact exists or any event has occurred that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the prospectus, in order to make the statements therein not misleading in any material respect, the Company shall notify the Investor using the form attached hereto as Exhibit 3.2 (a "Notice of Blocking Period") that it may not sell the Registrable Securities pursuant to any Registration Statement or prospectus; provided, that if the Investor reasonably believes, after consultation with its attorneys and with the Company and after notice to the Company, that a fact exists or an event has occurred that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the prospectus, in order to make the statements therein not misleading in any material respect, then the Company shall have been deemed to have delivered a Notice of Blocking Period to the Investor. The Investor agrees that, upon receipt of a Notice of Blocking Period from the Company of the existence of any fact of the kind described in the immediately preceding sentence, the Investor shall not dispose of, sell or offer for sale the Registrable Securities pursuant to the Registration Statement until such Investor receives (i) copies of the supplemented or amended prospectus, unless counsel for the Company shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing from the Company that the use of the prospectus may be resumed and (iii) copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company in connection with any such notice, the Investor will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Investor's possession, of the prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such notice.

          3.3 Due Diligence Review. The Investor shall be entitled to rely on and have the benefits of the due diligence review conducted by the Underwriter pursuant to Section 3.2 of the Underwriting Agreement.

IV.  REPRESENTATIONS AND WARRANTIES OF INVESTOR.

          The Investor represents and warrants to the Company as follows:

          4.1 Authorization; Enforcement. The Investor has full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Investor. No other proceedings on the part of Investor are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws relating to, or affecting generally the enforcement of, applicable creditors' rights and remedies.

          4.2 Not an Affiliate. The Investor is not an officer, director or Affiliate of the Company.

          4.3 Organization and Standing. The Investor is duly organized, validly existing, and in good standing under the laws of Delaware, and has all requisite power and authority to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualifications necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect.

          4.4 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not violate the provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party.

V.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          5.1 Representations and Warranties Incorporated By Reference. The representations and warranties of the Company set forth in Article V of the Underwriting Agreement are incorporated by reference herein as if fully set forth in this Agreement as of the date hereof and are for the benefit of the Investor; provided, that (i) if any terms are defined in both the Underwriting Agreement and this Agreement, the defined terms in this Agreement shall govern,
(ii) any reference to Common Stock to be issued pursuant to the Underwriting Agreement shall hereby refer to Common Stock issuable pursuant to this Agreement, (iii) any reference to the Underwriter shall hereby refer to the Investor, unless the context dictates otherwise and (iv) any reference to the Underwriting Agreement shall hereby refer to this Agreement, unless the context dictates otherwise.

VI.  COVENANTS.

          6.1 Covenants Incorporated By Reference. In addition to the covenant set forth below, the covenants set forth in Article VI of the Underwriting Agreement are incorporated by reference herein as if fully set forth in this Agreement as of the date hereof and are for the benefit of the Investor; provided, that (i) if any terms are defined in both the Underwriting Agreement and this Agreement, the defined terms in this Agreement shall govern, (ii) any reference to Common Stock to be issued pursuant to the Underwriting Agreement shall hereby refer to Common Stock issuable pursuant to this Agreement, (iii) any reference to the Underwriter shall hereby refer to the Investor, unless the context dictates otherwise and (iv) any reference to the Underwriting Agreement shall hereby refer to this Agreement, unless the context dictates otherwise.

          6.2 Short Selling. Investor and its Affiliates shall not engage in any short selling activities with respect to the Company's Common Stock.

VII.  ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, TERMINATION.

          7.1 Successors and Assigns. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person. Notwithstanding the foregoing, the Investor's rights and obligations under this Agreement may be assigned at any time, in whole, with the prior written consent of the Company (which consent shall not be unreasonably withheld) to any Affiliate of the Investor (a "Permitted Transferee"). The rights and obligations of the Investor under this Agreement shall inure to the benefit of, and be enforceable by and against, any such Permitted Transferee.

          7.2 Entire Agreement; Amendment. This Agreement, the Underwriting Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supercedes all other prior oral or written agreements between the parties, their Affiliates, or persons acting on their behalf. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          7.3 Publicity. Each of the Company and the Investor agrees that they will not make any disclosure to any Person, issue any press release or make any other public announcement with respect to the terms hereof and the transactions contemplated hereby without the prior consent of the other party, unless such disclosure is required by law or applicable regulation or the listing requirements of the Principal Market, and then only to the extent of such requirement; provided, however, neither party may make any disclosure pursuant to the listing requirements of the Principal Market without prior consultation with the other party about its contents. Except as may be required by law or applicable regulation, each of the Company and the Investor shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement and, except as required by law, applicable regulation or the listing requirements of the Principal Market, shall not issue any such press release or make any such public statement without the prior written consent of the other party (which consent shall not be unreasonably withheld).

          7.4  Termination.

          (a) The Company may, in its sole discretion, terminate the Investor's obligation to purchase any Common Stock pursuant to Section 2.1; provided, however, that such termination shall not effect the survival of (i) representations and warranties pursuant to Articles IV and V, and indemnification and contribution rights pursuant to Article IX, each as set forth in Section 10.5, (ii) obligations relating to costs and expenses pursuant to Section 8.2, (iv) obligations pursuant to Article II, to the extent such termination shall occur at any time from the beginning of a Selling Period to the Settlement Date, (v) covenants pursuant to Article VI (other than Section 6.11), to the extent any shares of Common Stock purchased by the Investor pursuant to this Agreement are held by the Investor, (vi) the provisions of Articles VII and X, or (vii) any other provisions of this Agreement that may be reasonably construed to survive the termination of this Agreement.

          (b) The Investor may (in its sole and absolute discretion) terminate this Agreement and its obligation to purchase shares of Common Stock as a result of (i) a material breach by the Company of any material representation, warranty, covenant or other obligation in connection with this Agreement (without taking into account materiality qualifications therein), (ii) failure by the Company to comply with the requirements of Section 6.2, 6.3, 6.4, 6.5 or
6.6 of the Underwriting Agreement (as the terms of such Sections are adjusted pursuant to the provisos at the end of the first paragraph of Article VI of this Agreement), (iii) the Company, at any date after the date hereof, effecting any merger or consolidation of the Company with or into, or transferring all or substantially all of the assets of the Company to, another entity or (iv) the Investor reasonably determining, at any time that the adoption of, or change in, or any change in the interpretation or application of, any law, regulation, rule, guideline or treaty (including, but not limited to, laws, regulations, rules or guidelines with respect to changes of capital adequacy) makes it illegal or materially impracticable for the Investor to fulfill its commitment pursuant to this Agreement, but in the case of (i) or (iv) above, the Investor may terminate this Agreement only after a 30-day period beginning when the Investor gives the Company notice of its intentions to terminate this Agreement (but the Investor's right to terminate its obligation to purchase any shares of Common Stock pursuant to a Capital Demand Notice shall not be subject to any delay or contingency), in which, in the case of (i), the Company has not cured such breach as provided above, or, in the case of (iv), the parties negotiate in good faith a reasonable alternative manner not illegal or impracticable for the Investor to fulfill its commitment pursuant to this Agreement; provided, however, that such termination shall not effect the survival of (i) representations and warranties pursuant to Articles IV and V, and indemnification and contribution rights pursuant to Article IX, each as set forth in Section 10.5, (ii) obligations relating to costs and expenses pursuant to Section 8.2, (iv) obligations pursuant to Article II, to the extent such termination shall occur at any time from the beginning of a Selling Period to the Settlement Date, (v) covenants pursuant to Article VI (other than Section 6.11), to the extent any shares of Common Stock purchased by the Investor pursuant to this Agreement are held by the Investor, (vi) the provisions of Articles VII and X, or (vii) any other provisions of this Agreement that may be reasonably construed to survive the termination of this Agreement. If the Company shall fail to comply with the requirements under Section 6.2, 6.3, 6.4,
6.5 or 6.6 of the Underwriting Agreement (as the terms of such Sections are adjusted pursuant to the provisos at the end of the first paragraph of Article VI of this Agreement) pursuant to clause (ii) above, the Company shall notify the Investor within two (2) days of the time it becomes aware of the failure to comply with any such covenants. If the Investor elects to terminate this Agreement pursuant to clause (ii) above, it must first give the Company notice of such election and may terminate this Agreement only after a 10-day period in which the Company has not cured the failure to materially comply with any such covenants; provided, however, that such termination shall not effect the survival of (i) representations and warranties pursuant to Articles IV and V, and indemnification and contribution rights pursuant to Article IX, each as set forth in Section 10.5, (ii) obligations relating to costs and expenses pursuant to Section 8.2, (iv) obligations pursuant to Article II, to the extent such termination shall occur at any time from the beginning of a Selling Period to the Settlement Date, (v) covenants pursuant to Article VI , to the extent any shares of Common Stock purchased by the Investor pursuant to this Agreement are held by the Investor, (vi) the provisions of Articles VII and X, or (vii) any other provisions of this Agreement that may be reasonably construed to survive the termination of this Agreement. The Investor may also, in its sole and absolute discretion, terminate this Agreement if the Company shall fail to maintain the listing of the Common Stock on a Principal Market, or if trading of the Common Stock on a Principal Market shall have been suspended for a period of ten (10) consecutive Trading Days; provided, however, that such termination shall not effect the survival of (i) representations and warranties pursuant to Articles IV and V, and indemnification and contribution rights pursuant to
Article IX, each as set forth in Section 10.5, (ii) obligations relating to costs and expenses pursuant to Section 8.2, (iv) obligations pursuant to Article II, to the extent such termination shall occur at any time from the beginning of a Selling Period to the Settlement Date, (v) covenants pursuant to Article VI (other than Section 6.11), to the extent any shares of Common Stock purchased by the Investor pursuant to this Agreement are held by the Investor, (vi) the provisions of Articles VII and X, or (vii) any other provisions of this Agreement that may be reasonably construed to survive the termination of this Agreement. The Investor may waive, in its sole and absolute discretion, in whole or in part, any of the termination events contained in this Section 7.4.

          (c)  Upon the termination of the Underwriting Agreement pursuant to
Section 7.4 contained therein, this Agreement shall terminate; provided, however, that such termination shall not affect the continuing obligations of the parties hereto, as set forth in this Agreement, including the survival of representations, warranties, covenants and indemnification rights of the Investor.

VIII.  NOTICES; COSTS AND EXPENSES.

          8.1 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, (iv) transmitted by hand delivery, or (v) transmitted by facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

          If to the Company, to:

          Onyx Software Corporation
          3180-139th Avenue, Suite 500
          Bellevue, Washington 98005
          Attention:  General Counsel
          Facsimile No.:  (425) 990-3343

          With a copy (which shall not constitute notice) to:

          Orrick Herrington & Sutcliffe, LLP
          701 Fifth Avenue
          Suite 6500
          Seattle, Washington  98104
          Attention:  Stephen M. Graham, Esq.
                      Alan C. Smith, Esq.
          Facsimile No.:  (206) 839-4301

          If to the Investor, to

          Ramius Capital Group, LLC
          666 Third Avenue, 26th Floor
          New York, NY  10017
          Attention:  Jeffrey M. Solomon
          Facsimile No.:  (212) 845-7999

          With a copy (which shall not constitute notice) to:

          Schulte Roth & Zabel LLP
          900 Third Avenue
          New York, NY  10022
          Attention:  Eleazer N. Klein, Esq.
          Facsimile No.:  (212) 593-5955

          Any notice sent by one party to another with confirmation of acceptance or otherwise received in writing via courier, hand delivery or first-class mail (return receipt requested) by the Company, or, if received on any day which is not a Trading Day or after 12:00 noon on a Trading Day, shall be deemed to be delivered on the immediately succeeding Trading Day. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile during normal business hours of the recipient; provided, that such transmission by facsimile shall have been confirmed received. Notice otherwise sent as provided herein shall be deemed given on the third (3rd) business day following the date mailed or on the second business day following the date of deposit for delivery of such notice with a reputable air courier service.

          8.2 Costs and Expenses. In the event payment from the Company to the Underwriter is not received within the thirty (30) day period set forth in
Section 8.2 of the Underwriting Agreement, Investor shall have the right to deduct any such amounts owed by the Company to the Investor or the Underwriter from any amounts owed by the Investor to the Company pursuant hereto; provided, however, that Investor shall not exercise such right until the Underwriter acknowledges, in writing, to the Company, the discharge of the Company's obligation to the Underwriter pursuant to such right of deduction by the Investor.

IX.  INDEMNIFICATION AND CONTRIBUTION.

          9.1  Indemnification.

          (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, the directors, officers, partners, employees and agents of the Investor and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC or NASD, whether pending or threatened, whether or not such Indemnified Person is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other Blue Sky Laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, or (iv) any breach of any representation, warranty, covenant or agreement contained in this Agreement or any document delivered in connection with this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). The Company shall reimburse the Investors and each such controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9.1(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor.

          (b) In connection with any Registration Statement or any amendment or supplement thereto in which the Investor is participating, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 9.1(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon (i) any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with any Registration Statement covering Registrable Securities or (ii) the purchase or sale of Common Stock by the Underwriter pursuant to the Registration Statement despite the fact that the Investor has received a Notice of Blocking Period from the Company and has not received notice from the Company signaling the end of such Blocking Period; and, subject to Section 9.1(c), such Investor will reimburse such Indemnified Parties promptly as such expenses are incurred and are due and payable for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9.1(b) and the agreement with respect to contribution contained in Section 9.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 9.1(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9.1(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9.1 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9.1, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right (at its expense) to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as the case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay reasonable fees for only one separate legal counsel for all Indemnified Persons or Indemnified Parties (as applicable). The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9.1, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

          (d) The indemnification required by this Section 9.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          (e)  The indemnity agreements contained herein shall be in addition to
(i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

          9.2 Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9.1 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9.1; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

X.  GOVERNING LAW; MISCELLANEOUS.

          10.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

          10.2 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four
(4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

          10.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          10.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

          10.5 Survival. The representations, warranties, and agreements of the parties hereto shall survive each Closing hereunder and the termination of this Agreement or the Commitment Period. The indemnity and contribution agreements contained in Sections 9.1 and 9.2 hereof shall survive and remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock.

          10.6 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as provided in Article IX.

          10.7 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          10.8 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

          10.9 Equitable Relief. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          10.10 Consent to Jurisdiction. The parties hereto expressly submit themselves to the exclusive jurisdiction of the state and federal courts of New York, New York in any action or proceeding relating to this Agreement or any of the other documents contemplated hereby or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. The parties hereto hereby irrevocably waive any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereto irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, return receipt requested, postage prepaid, at their respective addresses set forth or provided for herein, such service to become effective ten (10) days after such mailing. Nothing herein shall affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the other parties in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                         RAMIUS CAPITAL GROUP, LLC

                                         By: /s/ Peter Cohen
                                            -----------------------------
                                                  Name: Peter Cohen
                                                  Title: Principal

                                         ONYX SOFTWARE CORPORATION

                                         By: /s/ Amy E. Kelleran
                                            -----------------------------
                                                  Name: Amy E. Kelleran
                                                  Title: Interim CFO





                            EXECUTION COPY STAND-BY
                              PURCHASE AGREEMENT